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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84698, No. 333-38571, No. 333-49900 and No.
333-04789) of Quality Dining, Inc. of our report dated December 23, 2003, except for Notes 2, 3, and 16, as to which the date is December 21, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 8-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
December 21, 2004